EXHIBIT 10.7

AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AGREEMENT

PURCHASER:	UBS WARBURG REAL ESTATE SECURITIES INC.

ADDRESS:	1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019
ATTENTION:GEORGE A. MANGIARACINA
TELEPHONE: (212) 713-3734
ATTENTION: ROBERT CARPENTER
TELEPHONE: (212) 713-8749

SELLER:	CRESCENT MORTGAGE SERVICES, INC.

ADDRESS:	115 PERIMETER CENTER PLACE
SUITE 285
ATLANTA, GEORGIA 30346
ATTENTION: MIKE LEDDY

DATE OF AGREEMENT:	JANUARY 31, 2003

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SCHEDULES

Schedule 1	Representations and Warranties regarding Mortgage Loans

Schedule 2	Form of Trial Balance Report

EXHIBITS

Exhibit A	Closing Loan Purchase Detail Fields

Exhibit B	Rewarehousing Loan Purchase Detail Fields

Exhibit C	Conversion Loan Purchase Detail Fields

Exhibit D	Withdrawal/Deposit Notice

Exhibit E	Cash Account Wire Instructions

Exhibit F	Cash Account Adjustment Notice

Exhibit G	[Intentionally Left Blank]

Exhibit H	Purchaser’s Wire Instructions to Seller

Exhibit I	UCC-1 Financing Statement

Exhibit J	Seller’s Delivery Instructions

Exhibit K	Seller’s Release

Exhibit L	Seller’s Wire Instructions

Exhibit M	Warehouse Lender’s Release

Exhibit N	Authorized Signatures of Seller

Exhibit O	Warehouse Lender’s Wire Instructions

Exhibit P	MBS Swap Funding Program Selection Notice

Exhibit Q	Request For Mortgage Loan Shipment

Exhibit R	MBS Swap Shipment Documents

Exhibit S	Form of Closing Instruction Letter Insert

Exhibit T	Seller’s Underwriting Guidelines

Exhibit U	Form of Opinion

Exhibit V	UCC Filing Jurisdictions

Exhibit W	Form of Servicer Notice

Exhibit X	Form of Covenant Compliance Letter

Exhibit Y	Form of Request for Purchase

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AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AGREEMENT

This Amended and Restated Mortgage Loan Repurchase Agreement (“Agreement”), dated as of the date set forth on the cover page hereof, between UBS WARBURG REAL ESTATE SECURITIES INC. (“Purchaser” or “UBSRES”) and the Seller whose name is set forth on the cover page hereof (“Seller”).

RECITALS

WHEREAS, the Purchaser and the Seller are parties to the Mortgage Loan Repurchase Agreement, dated as of December 24, 1996 (the “Original Repurchase Agreement”);

WHEREAS, pursuant to the Original Repurchase Agreement, Seller may have, in its sole discretion, offered to sell to Purchaser from time to time Mortgage Loans (as defined therein), subject to Seller’s obligation to repurchase such Mortgage Loans in accordance with the terms therein and Purchaser, in its sole discretion, may have agreed to purchase such Mortgage Loans from Seller in accordance with the terms and conditions set forth in the Original Repurchase Agreement.

WHEREAS, the Seller and the Purchaser desire to amend and restate the Original Repurchase Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Original Repurchase Agreement be amended and restated in its entirety as follows:

PRELIMINARY STATEMENT

Seller is engaged among other pursuits, in the business of originating, purchasing and selling Mortgage Loans. Purchaser is engaged in, among other pursuits, the business of purchasing Mortgage Loans.

Seller may, in its sole discretion, offer to sell to Purchaser from time to time Mortgage Loans, subject to Seller’s obligation to repurchase such Mortgage Loans in accordance with the terms herein and Purchaser, in its sole discretion, may agree to purchase such Mortgage Loans from Seller in accordance with the terms and conditions set forth in this Agreement. It is contemplated by the parties hereto that the Mortgage Loans subject to this Agreement, from time to time, will become the subject of transactions in which Purchaser purchases such Mortgage Loans from Seller on a servicing released basis. Seller subsequently will offer to sell such Mortgage Loans to Purchaser on a servicing released basis, and Purchaser, pursuant to one of the UBSRES Purchase Programs, may elect to purchase such Mortgage Loans from Seller.

The parties hereto hereby agree as follows:

Section 1. Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Act of Insolvency”: shall mean, with respect to any party and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Affiliate”: With respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agency”: The Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), as applicable.

“Agency Approvals”: Shall have the meaning ascribed thereto in Section 10(a)(xii) of this Agreement.

“Agency Eligible Mortgage Loan”: A mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or applicable Agency Program.

“Agency Guide”: The GNMA Mortgage-Backed Securities Guide; the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; the Freddie Mac Sellers’ and Servicers’ Guide; as applicable, in each case as such Agency Guide may be amended from time to time.

“Agency Program”: The specific purchase program under the relevant Agency Guide or as otherwise approved by the Agency.

“Assignee”: With respect to this Agreement and any Mortgage Loan, any assignee of the Purchaser pursuant to a pledge or rehypothecation of the Mortgage Loan.

“Asset Value”: With respect to each Mortgage Loan, the lesser of (a) the Market Value of such Mortgage Loan less the related Discount or (b) the outstanding principal balance of such Mortgage Loan less the Discount; provided, that, the Asset Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date Asset Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty nine (29) calendar days (without regard to any applicable grace periods), (3) which has not been repurchased by the Seller by its Scheduled Repurchase Date, or (4) which has been released from the possession of the Custodian under the Custodial Agreement to the Seller for a period in excess of ten (10) calendar days; provided that the Purchaser may, in its sole and absolute discretion, assign a market value above zero with respect to any Mortgage Loan that would otherwise be deemed to have an Asset Value of zero.

“Authorized Signatory”: An officer of the Seller who is authorized and empowered to request a purchase of Mortgage Loans by the Purchaser pursuant to a Request for Purchase, and is indicated on the Authorized Signatories of the Seller attached hereto as Exhibit N.

“Bankruptcy Code”: The United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day”: Any day other than (a) a Saturday, Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which UBSRES is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

“Capital Lease Obligations”: For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Account”: A separate cash account established and maintained by Seller at UBSRES under the conditions set forth in Section 5.

“Cash Account Adjustment”: An adjustment to the Cash Account Balance pursuant to a Cash Account Adjustment Notice.

“Cash Account Adjustment Notice”: The cash account adjustment notice, in the form of Exhibit F; to be used by Purchaser to notify Seller of any adjustments to the Cash Account Balance.

“Cash Account Balance”: As of any date, the net amount of funds in the Cash Account on such date.

“Cash Account Interest Accrual”: The simple interest calculation posted on the last Business Day of each month resulting from the product of each Business Day’s Cash Account Balance and Cash Account Interest Rate.

“Cash Account Interest Rate”: With respect to each month, the average opening federal funds rate for such month. The opening federal funds rate on a Business Day shall be counted as the Cash Account Interest Rate until the next Business Day.

“Cash Account Wire Instructions”: The wire instructions, set forth in a letter in the form of Exhibit E, to be used for the payment of funds to Seller.

“Closing Instruction Letter” shall mean with respect to each Wet Mortgage Loan which is being originated in part by the proceeds of a Closing Transaction, the instruction letter of the Seller with respect to such origination which is acknowledged by the Escrow Agent.

“Closing Instruction Letter Insert”: A paragraph in the form of Exhibit S hereto which shall be inserted into the Closing Instruction Letter.

“Closing Loan Purchase Detail”: A loan purchase detail, prepared by Seller and delivered by Seller to Purchaser via electronic transmission containing all information specified on Exhibit A (as such information may be amended from time to time by notice from Purchaser to Seller) in a form acceptable to Purchaser, regarding the characteristics of a Mortgage Loan being offered for sale by Seller to Purchaser under a Closing Transaction.

“Closing Transaction”: Any sale of a Mortgage Loan by Seller to Purchaser, structured as either a Wet Funding or a Dry Funding, wherein Purchaser wires the Disbursement Amount in accordance with the Escrow Agent Standing Wire Instructions subject to an obligation of Seller to repurchase such Mortgage Loan pursuant to this Agreement.

“Collateral”: Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: the Mortgage Loans, all mortgage loan documents (including, without limitation, all promissory notes, all servicing records, servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans), together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all Servicing Rights relating to the Mortgage Loans, any servicing accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all purchase agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Mortgage Loans including the right to receive principal and interest payments with respect to the Mortgage Loans and the right to enforce such payments, the Cash Account and all monies from time to time on deposit in the Cash Account, the Custodial Account and all monies from time to time on deposit in the Custodial Account, all “general intangibles”, “accounts”, “chattel paper” and “investment property” as defined in the UCC relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

“Collateral Receipt”: With respect to each Wet Mortgage Loan, the receipt by Custodian on a Business Day of a Dry Submission Package or Conduit Submission Package.

“Collateral Receipt Adjustment”: The process initiated by Collateral Receipt wherein the Pass-Through Rate on a Wet Mortgage Loan is reduced, effective from the date of Collateral Receipt through one calendar day prior to the Repurchase Date.

“Collateral Receipt Date”: With respect to each Wet Mortgage Loan, the Business Day on which a Collateral Receipt occurs.

“Conduit Funding Program”: A program pursuant to the terms of the Custodial Agreement and the Amended and Restated Mortgage Loan Purchase Agreement dated as of the date set forth on the cover sheet thereof, between Seller and Purchaser as amended from time to time.

“Conduit Submission Package”: The documents required to be delivered by Seller to Custodian under the Conduit Funding Program.

“Conversion Loan Purchase Detail”: A loan purchase detail, prepared by Seller and delivered by Seller to Purchaser via electronic transmission containing the information set forth on Exhibit C, in a form acceptable to Purchaser, regarding the characteristics of a Mortgage Loan that is subject to repurchase and that is subsequently offered to Purchaser under the Conduit Funding Program.

“Credit File”: All papers and records of whatever kind or description, whether developed or originated by Seller or others, required to document or service the Mortgage Loan; provided however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Dry Submission Package.

“Custodial Account”: A separate custodial account, established and maintained by Seller under the conditions set forth in Section 6(b), for the deposit by Seller of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

“Custodial Agreement”: The Amended and Restated Mortgage Loan Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and Custodian, as amended from time to time. Such Amended and Restated Mortgage Loan Custodial Agreement governs Purchaser’s Whole Loan Purchase Program and Conduit Funding Program.

“Custodial Fee”: With respect to each Repurchase, a fee payable to Purchaser by Seller in the amount set forth on the related Funding Confirmation, and remitted to Purchaser on the related Repurchase Date as a component of the related Repurchase Price.

“Custodian”: The custodian named in the Custodial Agreement, and its permitted successors hereunder.

“Defective Mortgage Loan”: A Mortgage Loan that is not in compliance with this Agreement and/or the Electronic Tracking Agreement, including but not limited to a Mortgage Loan that is not in compliance with the representations and warranties set forth on Schedule 1 hereto.

“Desired Funding Date”: The Business Day indicated by the Seller on the Closing Loan Purchase Detail, on which Seller desires Purchaser to purchase a Mortgage Loan via a Wet Funding or a Dry Funding or the Business Day indicated by Seller on the Rewarehousing Loan Purchase Detail, on which Seller desires Purchaser to purchase a Mortgage Loan via a Dry Funding.

“Disbursement Amount”: With respect to a Mortgage Loan, the amount set forth on the related Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail as the “Disbursement Amount”.

“Discount”: With respect to each Mortgage Loan, the amount, determined by the Purchaser in its sole and absolute discretion, set forth on the related Funding Confirmation as the “Discount.”

“Document File”: The Credit File and the Dry Submission Package.

“Dry Funding”: Either (i) a Closing Transaction initiated by the delivery by Seller, via electronic transmission to Purchaser of a Closing Loan Purchase Detail and the receipt by Custodian of a Dry Submission Package or (ii) a Rewarehousing Transaction initiated by the delivery by Seller, via electronic transmission to Purchaser, of a Rewarehousing Loan Purchase Detail, a Warehouse Lender’s or Seller’s Release and the Custodian’s receipt of a Dry Submission Package.

“Dry Mortgage Loan”: A Mortgage Loan with respect to which (i) Custodian has received a Dry Submission Package and (ii) no Repurchase has occurred.

“Dry Submission Package”: The documents required to be delivered by Seller to Custodian pursuant to the Custodial Agreement.

“Due Date”: The day of the month on which the Monthly Payment is due on the Mortgage Loan.

“Electronic Agent”: MERCORP, INC, and its successors in interest.

“Electronic Tracking Agreement”: The Electronic Tracking Agreement, dated as of [                    ], 2003, among Purchaser, Seller, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc.; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

“Escrow Agent”: The agent appointed by the Title Insurance Company to administer the closing of a Mortgage Loan.

“Escrow Agent Standing Wire Instructions”: The wire instructions of the Escrow Agent set forth in the applicable Closing Loan Purchase Detail, from Seller to Purchaser for use when Purchaser wires Disbursement Amounts for Wet Fundings and Dry Fundings structured as Closing Transactions.

“Event of Default”: The occurrence of any of the following events: (i) an Act of Insolvency with respect to Seller or Parent Company; (ii) any representation or warranty made by Seller hereunder shall have been incorrect or untrue in any material respect when made or when deemed to have been made; (iii) Seller shall fail to perform, or shall admit to Purchaser its inability to, or its intention not to, perform any of its obligations hereunder or under the Electronic Tracking Agreement; (iv) an event or events shall have occurred resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Purchaser not being able to finance any Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; (v) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in the Purchaser not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; (vi) there shall have occurred a material adverse change in the “repo market” or comparable “lending market” or in the financial condition of the Purchaser which effects (or can reasonably be expected to effect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement; (vii) the Seller or any of the Seller’s Affiliates shall be in default beyond any applicable grace period under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party; (viii) the Seller shall fail to comply with the requirements of any of Section 7(h), Sections 11(a) through 11(c) (inclusive), Section 11(e), Section 11(h) through 11(j) (inclusive) or Section 11(n); (viii)(a) the Seller shall fail to comply with the requirements of any of Section 11(k) through Section 11(m) (inclusive) or (b) the Seller shall fail to comply with the requirements on any other subsection in Section 11 (other than those specifically enumerated in preceding clause (vii) or (viii)(a)), and such default shall continue unremedied for a period of three Business Days; (ix) if the Purchaser has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and the Purchaser (or the Custodian as its designee) shall not have received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded; (x) any materially adverse change in the Property, business, financial condition or prospects of the Seller or any of its Affiliates shall occur, in each case as determined by the Purchaser in its sole discretion, or any other condition shall exist which, in the Purchaser’s sole discretion, constitutes a material impairment of the Seller’s ability to perform its obligations under this Agreement or any other document in connection herewith; or (xi) the discovery by the Purchaser of a condition or event which existed at or prior to the execution hereof and which the Purchaser, in its sole discretion, determines materially and adversely affects: (a) the condition (financial or otherwise) of the Seller, its Subsidiaries or Affiliates; or (b) the ability of either Seller or Purchaser to fulfill its respective obligations under this Agreement.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Freddie Mac”: Freddie Mac or any successor thereto.

“Fannie Mae”: Fannie Mae or any successor thereto.

“Funding Confirmation”: With respect to each Mortgage Loan purchased by Purchaser from Seller via a single wire funds transaction on a particular Business Day, the trade confirmation from Purchaser to Seller confirming Seller’s obligation to repurchase such Mortgage Loan from Purchaser by the Scheduled Repurchase Date.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GMNA”: The Government National Mortgage Association or any successor thereto.

“Guarantee”: As to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Purchaser. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Incremental Pass-Through Rate”: The amount by which the Pass-Through Rate increases upon the occurrence of any event giving Purchaser the right to elect a remedy pursuant to Section 7, which amount shall be set forth in the applicable Funding Confirmation as the “Incremental Pass-Through Rate”.

“Indebtedness”: For any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury securities, or futures contracts, or options related contracts, or interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies and acceptable to Purchaser.

“Interim Funder”: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

“Investor”: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

“Lien”: Any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Losses”: Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees) incurred by any person specified; provided, however, that “Losses” shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

“Market Value”: As of any date in respect of a Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Purchaser in its sole discretion, which price may be determined to be zero. Purchaser’s good faith determination of Market Value shall be conclusive upon the parties.

“MBS Swap Custodial Agreement”: The custodial agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and custodian as amended from time to time. Such custodial agreement governs Purchaser’s MBS Swap Funding Program.

“MBS Swap Funding Program”: A program pursuant to the terms of (i) the MBS Swap Mortgage Loan Participation Agreement dated as of the date set forth on the cover sheet thereof, among Seller and Purchaser as amended from time to time and (ii) the MBS Swap Custodial Agreement.

“MBS Swap Funding Program Selection Notice”: A notification that identifies Mortgage Loans intended for the MBS Swap Funding Program provided by Seller to Purchaser either (i) on the Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail via the “MBS Swap Funding Program Designation” field or (ii) via a facsimile transmission in the form of Exhibit P, received by Purchaser prior to the Scheduled Repurchase Date, for any Mortgage Loans previously purchased without the “MBS Swap Funding Program Designation”.

“MBS Swap Shipment Documents”: With respect to each Mortgage Loan for which an MBS Swap Funding Program Selection Notice has been provided, the documents required, as listed in Exhibit R, to be received by Purchaser from Seller via facsimile transmission, prior to Purchaser’s carrying out Seller’s instructions for the Request for Mortgage Loan Shipment.

“MBS Swap Submission Package”: The documents required to be provided by Seller to Purchaser with respect to each purchase under the MBS Swap Funding Program, as described in the MBS Swap Mortgage Loan Participation Agreement and MBS Swap Custodial Agreement.

“MERS Designated Mortgage Loan”: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor and Interim Funder on the MERS® System.

“MERS Procedure Manual”: The MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“MERS Report”: The schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

“MERS® System”: The Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“Monthly Payment”: The scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: The mortgage, deed of trust or other instrument creating a lien on an estate in fee simple in real property securing a Mortgage Note.

“Mortgage Loan”: A one-to-four family residential mortgage loan that is underwritten in accordance with the Underwriting Guidelines and is subject to this Agreement.

“Mortgage Note”: The note or other evidence of the indebtedness of a Mortgagor or secured by a Mortgage.

“Mortgaged Property”: The property subject to the lien of the Mortgage securing a Mortgage Note.

“Mortgagor”: The obligor on a Mortgage Note.

“NCUA”: The National Credit Union Administration, or any successor thereto.

“Net Income”: For any period, the net income of the Seller for such period as determined in accordance with GAAP.

“Note Rate”: The rate of interest borne by a Mortgage Note.

“Original Repurchase Agreement”: Shall have the meaning assigned to such term in the recitals hereof.

“OTS”: The Office of Thrift Supervision, or any successor thereto.

“Parent Company”: A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.

“Pass-Through Rate”: With respect to each Mortgage Loan, the rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on a Funding Confirmation as the “Pass-Through Rate”.

“Person”: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date”: With respect to a Mortgage Loan, the date on which Purchaser purchases such Mortgage Loan from Seller.

“Purchase Price”: With respect to each Mortgage Loan, an amount equal to the face amount of the Mortgage Loan less the Discount.

“Purchaser”: UBS Warburg Real Estate Securities Inc. and its successors.

“Purchaser’s Wire Instructions”: The wire instructions, set forth in a notice delivered by Purchaser to Seller in the form of Exhibit H, containing the information to be used for the payment of all amounts due and payable to Purchaser hereunder.

“Repurchase”: With respect to any Mortgage Loan, the transaction by which the Seller remits the Repurchase Price to Purchaser and simultaneously Purchaser purchases the Mortgage Loan with a netting of funds resulting, governed by the terms of the applicable UBSRES Purchase Program.

“Repurchase Date”: With respect to any Mortgage Loan, the date that Seller remits the Repurchase Price to Purchaser.

“Repurchase Price”: With respect to each Mortgage Loan, an amount equal to the Purchase Price plus the Custodial Fee plus the product of the Purchase Price of the Mortgage Loan, the Pass-Through Rate and the number of calendar days from the Purchase Date to the Repurchase Date divided by 360.

“Request for Mortgage Loan Shipment”: Notification provided by Seller to Purchaser via facsimile transmission in the form of Exhibit Q, which presents Mortgage Loans to be delivered by Purchaser to the custodian as set forth on the cover page of the MBS Swap Funding Program Custodial Agreement or under the appropriate circumstances, Freddie Mac.

“RESPA”: Real Estate Settlement Procedures Act, as amended from time to time.

“Rewarehousing Loan Purchase Detail”: A loan purchase detail, prepared and submitted by Seller to Purchaser via electronic transmission containing the information specified on Exhibit B (as such information may be amended from time to time by notice from Purchaser to Seller) in a form acceptable to Purchaser, regarding the characteristics of a Mortgage Loan being offered for sale by, Seller to Purchaser under a Rewarehousing Transaction.

“Rewarehousing Transaction”: Any sale of a Mortgage Loan by Seller to Purchaser structured as a Dry Funding wherein Purchaser wires the Disbursement Amount pursuant to the Warehouse Lender’s Wire Instructions or the Seller’s Wire Instructions, as applicable, subject to an obligation of Seller to repurchase such Mortgage Loan pursuant to this Agreement.

“RTC”: The Resolution Trust Corporation or any successor thereto.

“S&P”: Standard and Poor’s Ratings Services, a division of McGraw-Hill Companies.

“Scheduled Collateral Receipt Date”: With respect to each Wet Mortgage Loan, the Business Day, as set forth on the Funding Confirmation as the “Collateral Receipt Date”, by which a Collateral Receipt is required to occur, such date to be within five (5) Business Days of a Wet Funding structured as a Closing Transaction.

“Scheduled Repurchase Date”: With respect to each Mortgage Loan, the Business Day as set forth on the Funding Confirmation as the “Repurchase Date”, by which a repurchase is required to occur, such date to be within five (5) Business Days after the Purchase Date with respect to a Wet Mortgage Loan unless such Mortgage Loan has become a Dry Mortgage Loan prior to such fifth Business Day, (ii) within five (5) Business Days after the Collateral Receipt Date with respect to a Dry Mortgage Loan or (iii) within five (5) Business Days after the Purchase Date with respect to a Dry Mortgage Loan for which Seller has provided Purchaser with an MBS Swap Funding Program Selection Notice, unless, in any case, such date has been accelerated in connection with either an Event of Default pursuant to Section 7(a), a Defective Mortgage Loan pursuant to Section 7(b) or a Margin Deficit pursuant to Section 7(h).

“Seller”: The Seller whose name is set forth on the cover page hereof, and its permitted successors hereunder.

“Seller’s Delivery Instructions”: With respect to each Mortgage Loan for which Seller has remitted the Repurchase Price to Purchaser and which Purchaser concurrently does not elect to purchase under a UBSRES Purchase Program, the notification provided by Seller to Purchaser via facsimile transmission in the Form of Exhibit J, instructing Purchaser to deliver the Dry Submission Package for such Mortgage Loan to the indicated address.

“Seller’s Release”: A letter in the form of Exhibit K, delivered by Seller when no Warehouse Lender has an interest in a Mortgage Loan, conditionally releasing all of Seller’s interest in a Mortgage Loan upon receipt of payment by Seller.

“Seller’s Wire Instructions”: The wire instructions set forth in a letter in the form of Exhibit L, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

“Servicer”: Shall have the meaning provided in Section 13 hereof.

“Servicing Agreement”: Shall have the meaning provided in Section 13 hereof.

“Servicing Rights”: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by Seller or any other Person for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller or any other Person thereunder; (e) escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by Seller or any other Person with respect thereto; and (f) all accounts and other rights to payment related to the Mortgage Loans.

“Submission Package”: A Conduit Submission Package, a Dry Submission Package or a MBS Swap Submission Package, as applicable.

“Subsidiary”: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Servicer”: An entity designated by Purchaser, in conformity with Section 7, to replace Seller as servicer for Purchaser.

“Supplemental Amount”: With respect to each Mortgage Loan, an amount equal to the Disbursement Amount less the Purchase Price.

“Tangible Net Worth”: As of a particular date,

(i) all amounts which would be included under capital on a balance sheet of the Seller at such date, determined in accordance with GAAP, less

(ii) amounts owing to Seller from Affiliates, and

(iii) intangible assets.

“Title Insurance Company”: A title insurance company acceptable to Purchaser in its sole discretion.

“Total Indebtedness”: For any period, the aggregate Indebtedness of Seller during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

“Transaction”: Any sale of a Mortgage Loan by Seller to Purchaser subject to an obligation of Seller to repurchase such Mortgage Loan pursuant to a Funding Confirmation in accordance with this Agreement.

“UBSRES Purchase Program”: Purchaser’s Conduit Funding Program or MBS Swap Funding Program as applicable.

“UCC”: The Uniform Commercial Code, as enacted in each applicable state.

“Underwriting Guidelines”: The underwriting guidelines delivered by Seller to Purchaser on or prior to the date hereof and as may be supplemented from time to time thereafter, a copy of which is attached hereto as Exhibit T.

“Warehouse Lender”: Any lender providing financing to Seller in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which leader has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

“Warehouse Lender’s Release”: A letter in the form of Exhibit M from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender’s right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

“Warehouse Lender’s Wire Instructions”: The wire instructions set forth in a letter in the form of Exhibit O, from a Warehouse Lender who has an interest in the Mortgage Loans to which such payment relates.

“Wet Funding”: A Closing Transaction initiated by the delivery by Seller, either via electronic or facsimile transmission to Purchaser, of a Closing Loan Purchase Detail and a pledge by Seller to Purchaser to deliver to Custodian a Dry Submission Package or Conduit Submission Package by the Scheduled Collateral Receipt Date.

“Wet Mortgage Loan”: A Mortgage Loan for which Custodian on behalf of Purchaser, does not have physical possession of the related complete Dry Submission Package and which Seller has agreed to pledge to Purchaser all right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

“Whole Loan Purchase Program”: A program pursuant to the terms of the Custodial Agreement and this Agreement.

“Withdrawal/Deposit Notice”: A notice, substantially in the form of Exhibit D, delivered by Seller to Purchaser, from time to time, in connection with withdrawals from and deposits to the Cash Account,

“Wire Fee”: For each disbursement relating to a Closing Transaction, a fee payable to Purchaser by Seller as set forth in the Funding Confirmation.

Section 2. Proceeds for Purchases of Mortgage Loans.

(a) General Procedures for Purchases of Mortgage Loans.

(1) Pursuant to either a Wet Funding or a Dry Funding, Purchaser may, in its sole discretion, from time to time, purchase one or more Mortgage Loans from Seller on a “servicing released” basis subject to an obligation of Seller to repurchase such Mortgage Loans and subsequently to offer to sell such Mortgage Loans to Purchaser pursuant to one of the UBSRES Purchase Programs. Seller shall be deemed to make, and hereby makes, for the benefit of Purchaser, as of the applicable dates specified in Section 10, the representations and warranties set forth on Schedule 1 hereto in respect of each such Mortgage Loan.

(2) Notwithstanding the satisfaction by Seller of the conditions specified in this Section, this is not a committed facility, Purchaser is not obligated to purchase any Mortgage Loan offered to it hereunder and the decision of Purchaser to purchase such Mortgage Loan shall be at Purchaser’s sole discretion. In the event that Purchaser elects to reject a Mortgage Loan offered by Seller for purchase by Purchaser in a Wet Funding or a Dry Funding for any reason and/or does not transmit the Disbursement Amount, any Dry Submission Package delivered to Custodian in anticipation of such purchase shall be returned by Custodian in accordance with the terms of the Custodial Agreement.

(b) Specific Procedures for Purchases of Mortgage Loans related to Wet Fundings.

(1) Prior to Purchaser’s election to purchase any Mortgage Loan pursuant to a Wet Funding, Purchaser shall have received from Seller (i) a Closing Loan Purchase Detail in electronic format and (ii) a Request to Purchase, in the form attached hereto as Exhibit Y, signed by an Authorized Signatory of the Seller, and (iii) evidence that the Seller’s Cash Account Balance is not less than the sum of the Supplemental Amount plus the Wire Fee. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

(2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Wet Funding, Purchaser shall (i) withdraw the Supplemental Amount, if any, and the Wire Fee from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agent Standing Wire Instructions.

(3) Prior to payment of the Disbursement Amount by the Purchaser to the Escrow Agent with respect to the initial Wet Funding, Purchaser has obtained confirmation from the receiving bank that the information pertaining to it on the Escrow Agent Standing Wire Instructions is accurate.

(4) With respect to each Wet Funding, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Escrow Agent Standing Wire Instructions, (i) Seller hereby conveys to Purchaser all of Seller’s right, title and interest in, to and under such Mortgage Loan (including, without limitation, Servicing Rights with respect thereto), free and clear of all liens, pledges, charges, encumbrances or security interests of any nature, and (ii) Seller hereby covenants to cause to occur a Collateral Receipt by the Scheduled Collateral Receipt Date and to provide Purchaser with a Conversion Loan Purchase Detail for any Collateral Receipt relating to a Conduit Submission Package.

(5) With respect to each Wet Funding, if by the Scheduled Collateral Receipt Date (i) a Collateral Receipt has occurred and (ii) Seller is not in breach of this Agreement, the Electronic Tracking Agreement or the Custodial Agreement then (a) with respect to any Collateral Receipt containing a Dry Submission Package, a Collateral Receipt Adjustment will occur and (b) with respect to any Collateral Receipt containing a Conduit Submission Package a Repurchase will occur. If a Collateral Receipt does not occur by the Scheduled Collateral Receipt Date Purchaser may elect a remedy pursuant to Section 7 including, without limitation, the application of an Incremental Pass-Through Rate.

(c) Specific Procedures for Purchases of Mortgage Loans related to Dry Fundings structured as Closing Transactions.

(1) Prior to Purchaser’s election to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Closing Transaction, Purchaser shall have received from Seller (i) a Closing Loan Purchase Detail in electronic format, (ii) a Request to Purchase, in the form attached hereto as Exhibit Y, signed by an Authorized Signatory of the Seller, (iii) a MERS Report reflecting the Purchaser as Investor or Interim Funder for each MERS Designated Loan, (iv) evidence that the Seller’s Cash Account Balance is not less than the sum of the Supplemental Amount plus the Wire Fee and (v) evidence that Custodian has received all applicable documents required by Section 2 of the Custodial Agreement. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

(2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Closing Transaction, Purchaser shall (i) withdraw the Supplemental Amount, if any, and the Wire Fee from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agent Standing Wire Instructions.

(3) Prior to payment of the Disbursement Amount by the Purchaser to the Escrow Agent with respect to the initial Dry Funding, Purchaser has obtained confirmation from the receiving bank that the information pertaining to it on the Escrow Agent Standing Wire Instructions is accurate.

(4) With respect to each Dry Funding structured as a Closing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Escrow Agent Standing Wire Instructions, Seller hereby conveys to Purchaser all of Seller’s right, title and interest in, to and under such Mortgage Loan (including, without limitation, Servicing Rights with respect thereto), free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

(5) With respect to each Dry Funding structured as a Closing Transaction, if a Repurchase has not occurred by the Scheduled Repurchase Date and if Seller has not repurchased the related Mortgage Loan(s), Purchaser may elect a remedy pursuant to Section 7 including, without limitation, the application of an Incremental Pass-Through Rate.

(d) Specific Procedures for Purchases of Mortgage Loans related to Dry Fundings structured as Rewarehousing Transactions.

(1) Prior to Purchaser’s election to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Rewarehousing Transaction, Purchaser shall have received from Seller (i) a Rewarehousing Loan Purchase Detail in electronic format and (ii) a Request to Purchase, in the form attached hereto as Exhibit Y, signed by an Authorized Signatory of the Seller, (iii) an original of a Warehouse Lender’s Release or Seller’s Release, as applicable, (iv) a MERS Report reflecting the Purchaser as Investor or Interim Funder for each MERS Designated Loan, (v) evidence that the Seller’s Cash Account Balance is not less than the sum of the Supplemental Amount plus the Wire Fee and (vi) evidence that the Custodian has received all applicable documents required by Section 2 of the Custodial Agreement. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

(2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Rewarehousing Transaction, Purchaser shall (i) withdraw the Supplemental Amount and the Wire Fee, in each case if any, from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Warehouse Lender or Seller, as applicable, by wire transfer of immediately available funds in accordance with the Warehouse Lender’s Wire Instructions or the Seller’s Wire Instructions, as applicable.

(3) With respect to each Dry Funding structured as a Rewarehousing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan, in accordance with the Warehouse Lender’s Wire Instructions or Seller’s Wire Instructions, as applicable, Seller hereby conveys to

Purchaser all of Seller’s right, title and interest in, to and under such Mortgage Loan (including, without limitation, Servicing Rights with respect thereto), free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

(4) With respect to each Dry Funding structured as a Rewarehousing Transaction, if a Repurchase has not occurred by the Scheduled Repurchase Date and if Seller has not repurchased the related Mortgage Loan(s), Purchaser may elect a remedy pursuant to Section 7 including the application of an Incremental Pass-Through Rate.

Section 3. Procedure for Repurchases of Mortgage Loans.

(a) Prior to Seller’s repurchase of any Mortgage Loan that Seller intends to subsequently offer for sale to Purchaser under the Conduit Funding Program and at least five Business Days prior to Seller’s repurchase of any Mortgage Loan that Seller intends to offer for sale to Purchaser under the MBS Swap Funding Program, all agreements related to the applicable UBSRES Purchase Program must be executed by the Seller, the Purchaser and where applicable the Custodian, and all requirements of such agreements must be satisfied as a condition precedent to the following:

(i) For Mortgage Loans that Seller intends to repurchase and offer to Purchaser under the Conduit Purchase Program, the following must occur on or before the Scheduled Repurchase Date:

(1) Seller shall transmit electronically a Conversion Loan Purchase Detail containing all information set forth on Exhibit C hereto to Purchaser and Custodian shall have received all applicable documents required by Section 2 of the Custodial Agreement to be in a Conduit Submission Package;

(2) Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to Seller all of Purchaser’s right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

(3) Purchaser shall remit the Purchase Price to Seller pursuant to, and to the extent provided for under, the terms of the Conduit Funding Program and Seller shall assign, transfer and convey to Purchaser pursuant to the applicable UBSRES Purchase Program all of Seller’s right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature.

The payment of funds pursuant to clauses (2) and (3) above shall be netted.

(ii) For Mortgage Loans that Seller intends to repurchase and subsequently offer for sale to Purchaser under the MBS Swap Funding Program the following must occur on or before the Scheduled Repayment Date:

(1) Seller shall transmit to Purchaser, via a facsimile transmission, the applicable MBS Swap Shipment Documents at least five (5) Business Days before the Scheduled Repurchase Date;

(2) Purchaser shall deliver to the Custodian a Request for Mortgage Loan Shipment setting for the Mortgage Loans to be shipped and the location to which such Mortgage Loans shall be delivered via overnight courier;

(3) Seller shall deliver to Purchaser, via overnight courier, the related MBS Swap Submission Package;

(4) Upon Purchaser’s review of the MBS Swap Submission Package and election to purchase such Mortgage Loans, Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to Seller all of Purchaser’s right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

(5) Purchaser shall remit the purchase price to Seller pursuant to, and to the extent provided for under, the terms of the MBS Swap Purchase Program and Seller shall assign, transfer and convey to Purchaser pursuant to the UBSRES Purchase Program all of Seller’s right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature.

The payment of funds pursuant to clauses (4) and (5) above shall be netted.

(b) With respect to any Wet Mortgage Loan or Dry Mortgage Loan, if Seller has provided Purchaser with an MBS Swap Funding Program Selection Notice and Seller, subsequent to such delivery and subsequent to the Scheduled Repurchase Date for such Mortgage Loan, provides Purchaser with a Conversion Loan Purchase Detail and a corresponding Conduit Submission Package, then Purchaser may elect a remedy pursuant to Section 7 and may retroactively apply an Incremental Pass-Through Rate for such Mortgage Loan for the period from the Scheduled Repurchase Date through one day prior to the Repurchase Date.

(c) With respect to each Mortgage Loan, on either the Scheduled Collateral Receipt Date or the Scheduled Repurchase Date, if Seller has not satisfied the requirements of this Agreement or Purchaser has elected not to purchase such Mortgage Loan:

(i) the Pass-Through Rate shall increase by the Incremental Pass-Through Rate;

(ii) the Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to Seller all of Purchaser’s right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

(iii) upon receipt of the Repurchase Price and Seller’s Delivery Instructions from Seller, Purchaser shall direct Custodian to deliver the Dry Submission Package or Conduit Submission Package related to such Mortgage Loan pursuant to the Seller’s Delivery Instructions.

Section 4. Terms of Each Transaction.

(a) The obligations of the parties hereto shall, with respect to each Transaction, begin on a Purchase Date and terminate on the Repurchase Date or on the satisfaction by Seller of its obligations pursuant to Section 7.

(b) The terms and conditions of each Transaction, including, without limitation, the Purchase Date, the Scheduled Repurchase Date, the Mortgage Loan subject thereto, the Purchase Price, the Pass-Through Rate, the Incremental Pass-Through Rate, the Scheduled Collateral Receipt Date for Wet Fundings only, the Custodial Fee and, if applicable, the Wire Fee, shall be set forth in the related Funding Confirmation. Each Funding Confirmation shall be deemed to be controlling as to the related terms and provisions of the purchase of a Mortgage Loan, absent manifest error, without regard to any other oral or written communication between Purchaser and Seller with respect to the purchase of such Mortgage Loan. With respect to the purchase or repurchase of a Mortgage Loan, in the event of any conflict between the terms and the provisions of this Agreement and the terms and provisions of the related Funding Confirmation, the terms and provisions of the related Funding Confirmation will prevail over the terms and provisions of this Agreement.

Section 5. Cash Account.

(a) Seller hereby authorizes and directs Purchaser to create the Cash Account. The Cash Account shall be held by Purchaser for Seller subject to the terms and conditions of this Agreement. Purchaser shall notify Seller, via electronic or facsimile transmission, of the Cash Account Balance on each Business Day when the Cash Account Balance is greater than zero and on each Business Day on which a Transaction occurs hereunder.

(b) Purchaser shall credit the Cash Account for (i) any deposits therein by Seller upon Seller’s written direction pursuant to a Withdrawal/Deposit Notice, (ii) any amounts due Seller and payable by Purchaser under any UBSRES Purchase Program to the extent not otherwise netted as described in Section 3 of this Agreement, (iii) any Supplemental Amount for any Mortgage Loan upon the refunding to Purchaser of the Disbursement Amount for such Mortgage Loan by the Escrow Agent upon any failure to apply the Disbursement Amount in connection with the proposed funding of a Mortgage Loan, (iv) any credit pursuant to a Cash Account Adjustment, (v) any Cash Account Interest Accruals and (vi) any deposits by Seller pursuant to Section 7 hereof.

(c) Purchaser shall debit the Cash Account for (i) any withdrawals therefrom by Seller upon Seller’s written direction pursuant to a Withdrawal/Deposit Notice, (ii) any amounts due Purchaser and payable by Seller under any UBSRES Purchase Program, (iii) the Supplemental Amount for any Mortgage Loan upon payment of the Disbursement Amount for such Mortgage Loan to the Escrow Agent in accordance with Section 2(b)(2), Section 2(c)(1)

and Section 2(d)(2), (iv) any debit pursuant to a Cash Account Adjustment and (v) any Wire Fees.

(d) Upon termination of this Agreement and payment in full of all obligations owing by Seller hereunder, under the Custodial Agreement and under the Electronic Tracking Agreement, Purchaser shall remit to Seller the Cash Account Balance.

Section 6. Servicing of the Mortgage Loans.

(a) It is expressly acknowledged that the Servicing Rights relating to each Mortgage Loan purchased by Purchaser hereunder have been sold, assigned, and transferred by Seller to Purchaser along with such Mortgage Loan. Seller shall service and administer each Mortgage Loan on behalf of Purchaser on an interim basis in accordance with accepted and prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Seller provides for mortgage loans which it owns, provided that Seller shall at all times comply with applicable law and the requirements of any applicable insurer or guarantor so that the insurance and any applicable guarantee in respect of any Mortgage Loan is not voided or reduced. Seller shall at all times maintain accurate and complete records of its servicing of each Mortgage Loan, and Purchaser may, at any time during Seller’s business hours, on reasonable notice, examine and make copies of such records. On the 2nd day of each calendar month, or at any other time upon Purchaser’s request Seller shall deliver to Purchaser reports regarding the status of each Mortgage Loan in accordance with Section 11(o) and Section 11(p), which shall include, with respect to any MERS Designated Mortgage Loan, MERS Reports, and any circumstances that could materially adversely affect any such Mortgage Loan, Purchaser’s ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan. The Seller agrees and acknowledges that Purchaser may, at any time, terminate the servicing of the Mortgage Loans by Seller and transfer servicing to another Person on such date as Purchaser may determine in its sole discretion. In the event that anything in this Agreement is interpreted as constituting one or more interim servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the repurchase of a Mortgage Loan by the Seller or (iii) the Purchaser’s notice to Seller directing Seller to transfer servicing (provided, Seller’s obligations as set forth herein to cooperate in the transfer of such servicing shall not terminate until such servicing has actually been transferred in full).

(b) Within five Business Days of notice from Purchaser, or immediately upon notice if an Event of Default has occurred:

(i) Seller shall establish and maintain a Custodial Account entitled “Crescent Mortgage Services, Inc., in trust for UBS Warburg Real Estate Securities Inc. and its assignees under the Amended and Restated Mortgage Loan Repurchase Agreement dated January 31, 2003 and shall promptly deposit into such Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan that are payable to Purchaser as the owner of each such Mortgage Loan; and

(ii) at the Purchaser’s sole option, upon written notice from the Purchaser, the Seller shall transfer servicing of the Mortgage Loans to a successor servicer designated by the Purchaser.

(c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of such Mortgage Loan and shall be released only as follows:

(i) All amounts deposited in the Custodial Account shall be paid to Seller upon the repurchase by Seller of the related Mortgage Loans from Purchaser if, and to the extent that, the Repurchase Prices and all other amounts due and payable to Purchaser hereunder with respect to such Mortgage Loans have been paid. The amounts paid to Seller (if any) pursuant to this Section 6(c)(i) shall constitute Seller’s sole compensation for servicing the Mortgage Loans as provided in this Section 6.

(ii) If a Successor Servicer is appointed by Purchaser (either under the circumstances set forth in clause (b)(ii) above, Section 7 or otherwise), or if an Event of Default has occurred, all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

(iii) During the period that Seller acts as Servicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser’s written instructions.

(d) In the event the Seller or its Affiliate is servicing the Mortgage Loans, the Seller shall permit the Purchaser to inspect the Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying the Purchaser that the Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

(e) If the servicer of the Mortgage Loans is Seller or the Servicer is an Affiliate of Seller, Seller shall provide to Purchaser a letter from Seller or such Affiliate, as the case may be, to the effect that upon 1 day’s notice from Purchaser or immediately upon the occurrence of an Event of Default, Servicer’s rights and obligations to service the Mortgage Loans shall terminate immediately, without any further notice or action by Purchaser and Servicer shall transfer servicing to Purchaser’s designee, at no cost or expense to the Purchaser, it being agreed that the Seller will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Purchaser.

Section 7. Remedies; Margin Deficits.

(a) Upon the occurrence of an Event of Default, at the option of Purchaser exercised by written notice to Seller (which option shall be deemed to have been exercised even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller or an Affiliate of Seller), the Scheduled Repurchase Date for each Transaction hereunder shall be, deemed immediately to occur and, upon exercise of such option, (i) Seller’s obligations hereunder to repurchase all Mortgage Loans shall thereupon become immediately due and payable, (ii) the Pass-Through Rate applicable to each Mortgage Loan shall increase by the Incremental Pass-Through Rate, (iii) all amounts then or thereafter held in any Custodial

Accounts and the Cash Account shall be retained by Purchaser and applied to the aggregate unpaid Repurchase Prices owed by Seller and to any other amounts owing by Seller hereunder or under the Custodial Agreement and (iv) Purchaser may at any time on the Business Day following notice to Seller (which notice may be the notice given above of an Event of Default), (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Purchaser may deem satisfactory, any or all the Mortgage Loans and apply the proceeds thereof (net of any expenses of sale) to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or under the Custodial Agreement or (B) in its sole discretion elect, in lieu of selling all or a portion of such Mortgage Loans, to give Seller credit for such Mortgage Loans in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or under the Custodial Agreement, and in either case upon the determination and receipt by Purchaser of all such amounts owing by Seller (including, without limitation, any unpaid fees, expenses, legal fees and expenses of Purchaser’s counsel or other amounts owing to Purchaser under this Agreement, the Electronic Tracking Agreement or the Custodial Agreement), Purchaser shall transfer any remaining portion of the Mortgage Loans and proceeds thereof to either (1) Seller, if in Purchaser’s reasonable judgment Seller is legally entitled thereto, (2) such other entity as is in Purchaser’s reasonable judgment legally entitled thereto or (3) if Purchaser cannot determine in its judgment the entity entitled thereto, a court of competent jurisdiction; provided that Seller shall be liable for any deficiency if the proceeds of any sale or other disposition of the Mortgage Loans and any amounts applied from the Custodial Account and the Cash Account are insufficient to pay all amounts to which Purchaser is entitled hereunder.

(b) If any Mortgage Loan becomes a Defective Mortgage Loan prior to the Repurchase Date, the Pass-Through Rate applicable to such Defective Mortgage Loan shall increase by the Incremental Pass-Through Rate, and Purchaser, at its election, may immediately accelerate the Scheduled Repurchase Date and require that Seller, upon receipt of such election, immediately repurchase such Defective Mortgage Loan by remitting to Purchaser (in immediately available funds in accordance with Purchaser’s Wire Instructions) the Repurchase Price for such Defective Mortgage Loan.

(c) If Seller fails to comply with its obligations in the manner described in Section 7(b) or under the Electronic Tracking Agreement or if the Purchaser delivers notice to Seller pursuant to Section 6(a) or 6(b) hereof Seller’s rights and obligations to interim service Mortgage Loans, as provided in this Agreement, shall terminate. If any such event occurs, Seller’s rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any further notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Purchaser shall determine in its sole discretion. Seller does not have any right to and shall not attempt to sell or transfer the Servicing Rights or any rights incident thereto without the prior consent of the Purchaser, which may be withheld in Purchaser’s sole discretion. In the event of any servicing transfer, Seller shall perform all acts and take all action so (i) that the Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to a Successor Servicer, (ii) all applicable laws and regulations relating to the servicing of the Mortgage Loans and any transfer of the such servicing with respect thereto are complied with in all respects, including, without limitation all provisions of RESPA, the Truth in Lending Act and other applicable laws and (iii) with respect to all MERS Designated Mortgage Loans, the “Servicer” and all other relevant fields in the MERS® System are modified to reflect the Successor Servicer, where applicable. To the extent that the approval of any other insurer or guarantor is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise, by Purchaser of its remedies under this Section 7(c), Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to Seller subject to Purchaser’s rights of set-off under this Agreement.

(d) Each Mortgage Loan required to be delivered to a Successor Servicer by Section 7(c) shall be delivered free of any Servicing Rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller, and Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by Seller to a Successor Servicer. Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

(e) Seller agrees to indemnify and hold Purchaser and its assigns harmless for and against all Losses resulting from or relating to any Event of Default.

(f) No election by Purchaser pursuant to this Section 7 shall relieve Seller of responsibility or liability for any breach of or under this Agreement.

(g) Seller and its Affiliates hereby grant Purchaser and its Affiliates a right of set-off, to secure the payment of any amounts that may be due and payable to Purchaser from Seller, such right to be upon any and all monies or other property of Seller and its Affiliates held or received by Purchaser and its Affiliates, or due and owing from Purchaser and its Affiliates to Seller and its Affiliates.

(h) If at any time the aggregate Asset Value of the Mortgage Loans is less than the aggregate Purchase Price for all such Mortgage Loans (a “Margin Deficit”), then Purchaser may by notice to Seller (as such notice is more particularly set forth below, a “Margin Deficit Notice”), accelerate the Scheduled Repurchase Date for the Mortgage Loans or require Seller to deposit into the Cash Account an amount (which amount may be deposited in the form of United States treasury obligations approved by the Purchaser) equal to the Margin Deficit so that the aggregate Asset Value of the Mortgage Loans, including any such amounts deposited into the Cash Account, will thereupon equal or exceed the aggregate Asset Value. If Purchaser delivers a Margin Deficit Notice to Seller on or prior to 10:00 a.m. (New York City time) on any Business Day, then Seller shall repurchase the specified Mortgage Loans or deposit an amount equal to the Margin Deficit into the Cash Account no later than 5:00 p.m. (New York City time) on such Business Day. In the event Purchaser delivers a Margin Deficit Notice to Seller after 10:00 a.m. (New York City time) on any Business Day, then such Margin Deficit Notice shall be deemed to have been delivered on the following Business Day and Seller shall be required to repurchase the specified Mortgage Loans or deposit an amount equal to the Margin Deficit into the Cash Account no later than 5:00 p.m. (New York City time) on such subsequent Business Day.

Section 8. Transfer of Mortgage Loan by Purchaser. Purchaser may, in its sole discretion, grant or assign a security interest in any Mortgage Loan sold by Seller hereunder and all rights of Purchaser under this Agreement, the Electronic Tracking Agreement and/or the Custodial Agreement, in respect of such Mortgage Loan to Assignee, subject only to an obligation on the part of Assignee to deliver each such Mortgage Loan to Purchaser to permit Purchaser or its designee to make delivery thereof to Seller on the Repurchase Date. It is anticipated that such assignment to Assignee will be made by Purchaser, and Seller hereby irrevocably consents to such assignment. No notice of such assignment shall be given by Purchaser to Seller. Assignment by Purchaser of the Mortgage Loans as provided in this Section 8 shall not release Purchaser from its obligations otherwise under this Agreement. Without limitation of the foregoing, an assignment of a Mortgage Loan to Assignee, as described in this Section 8, shall be effective upon delivery to Assignee of a Dry Submission Package.

Section 9. Record Title to Mortgage Loans; Intent of Parties; Security Interest.

(a) From and after the delivery of the related Submission Package, and subject to the remedies of Purchaser set forth in Section 7, Seller shall remain the named payee or endorsee of each Mortgage Note and the mortgage or assignee of record of each Mortgage (except with respect to a MERS Designated Mortgage Loan) in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan.

(b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of Purchaser and with respect to each MERS Designated Mortgage Loan, Seller shall designate the Purchaser as the Investor and Interim Funder on the MERS® System.

(c) Purchaser and Seller confirm that the Transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Purchaser rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any Transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, Seller and Purchaser intend that Purchaser or Assignee, as the case may be, shall have a perfected first priority security interest in the Collateral, free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser or Assignee, as the case may be, and Purchaser or Assignee, as the case may be, shall have all of the rights of a secured party under applicable law. Seller shall, not later than the date of the first purchase of a Mortgage Loan by Purchaser under this Agreement, deliver to Purchaser a UCC-1 Financing Statement, executed by Seller, containing a description of collateral in the form attached hereto in Exhibit I.

Section 10. Representations and Warranties.

(a) Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each delivery of a Submission Package that:

(i) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller. Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement (including all instruments of transfer to be delivered pursuant to this Agreement, the Electronic Tracking Agreement or the Custodial Agreement) by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized. Each of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement evidences the valid, binding and enforceable obligation of Seller and all requisite action (including, if applicable, corporate action) has been taken by Seller to make this Agreement, the Electronic Tracking Agreement and the Custodial Agreement valid and binding upon Seller in accordance with its terms;

(ii) No approval of the transactions contemplated by this Agreement, the Electronic Tracking Agreement or the Custodial Agreement from the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over Seller is required, or if required, such approval has been obtained. The transfers, assignments and conveyances provided for herein and therein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(iii) The consummation of the transactions contemplated by this Agreement, the Electronic Tracking Agreement and the Custodial Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, an agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgement or decree to which Seller or its property is subject;

(iv) This Agreement, the Custodial Agreement, the Electronic Tracking Agreement and every document to be executed by Seller pursuant hereto and thereto is and will be valid, binding and a subsisting obligation of Seller, enforceable in accordance with its respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement or the Custodial Agreement by Seller;

(v) All information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Electronic Tracking Agreement, the Custodial Agreement or Seller’s financial statements, and all such information hereafter furnished by Seller, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Seller has disclosed in writing any and all facts relating to Seller that materially and adversely affect or may affect the business operations or financial condition of Seller or the ability of Seller to perform its obligations under this Agreement, the Electronic Tracking Agreement or the Custodial Agreement;

(vi) There are no actions, suits or proceedings pending, or to the knowledge of Seller threatened, including any claims for which an action, suit or proceeding has not been commenced, against or affecting Seller or any of its assets in any court or before any arbitrator or before any governmental commission, board, bureau or other administrative agency that, in any such case, if adversely determined, would have a material adverse effect on the financial condition or business of Seller or the ability of Seller to perform under this Agreement, the Electronic Tracking Agreement, each Funding Confirmation and the Custodial Agreement;

(vii) Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate;

(viii) Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended;

(ix) Upon the filing of financing statements on Form UCC-1 naming Purchaser as “Secured Party”, Seller as “Debtor” and describing the Mortgage Loans, in the jurisdictions and recording offices listed on Exhibit V attached hereto, the security interests granted hereunder in the Mortgage Loans will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Mortgage Loans, which can be perfected by filing under the Uniform Commercial Code;

(x) As of the date hereof, and during the four months immediately preceding the Effective Date, Seller’s chief executive office, is, and has been located at 115 Perimeter Center Place, Suite 285, Atlanta, Georgia 30346. As of the date hereof, Seller’s jurisdiction of organization is Georgia;

(xi) the aggregate Tangible Net Worth of Seller is not less than $10,000,000;

(xii) Seller (and each servicer) is approved by GNMA as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Seller (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the purchase of the Mortgage Loan by the related Agency, including without limitation a change in insurance coverage which would either make Seller (or any servicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA. Should Seller (or any servicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Purchaser immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its (and each servicer’s) Agency Approvals at all times during the term of this Agreement. Seller (and any servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;

(xiii) The Custodian is an eligible custodian under the Agency Guide and Agency Program;

(xiv) As of the date hereof, with respect to the Original Repurchase Agreement, no Event of Default (as defined therein) has occurred and is continuing and the Seller is not in default with respect to any of its obligations thereunder.

(b) With respect to each Mortgage Loan as of the related Purchase Date, Seller hereby represents and warrants that the Mortgage Loan has been originated with 30 days of the date such Mortgage Loan was first sold to Purchaser hereunder and Seller hereby makes each representation, warranty and covenant set forth on Schedule 1 hereto.

(c) Seller hereby represents and warrants to Purchaser as of the date hereof and as of each Purchase Date, (i) with respect to the Escrow Agent Wire Instructions, the Seller received such instructions on the letterhead of the Escrow Agent and such instructions are true and correct and (ii) Seller has inserted the Closing Instruction Letter Insert in each Closing Instruction Letter for all Wet Fundings and Dry Fundings structured as Closing Transactions.

(d) Seller hereby represents and warrants to Purchaser as of the date hereof and as of each Purchase Date, with respect to each Wet Funding or Dry Funding structured as a Closing Transaction, an insured closing letter from each Escrow Agent that is not a title insurance company is included in the Credit File and Seller shall promptly, upon request of Purchaser, send to Purchaser (i) a copy of any such insured closing letter and (ii) a complete list of all Escrow Agents Seller has approved to act as an Escrow Agent.

The representations and warranties of Seller in this Section 10 and Schedule 1 hereto are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

Section 11. Covenants of Seller. Seller hereby covenants and agrees with Purchaser as follows:

(a) Seller shall deliver to Purchaser; UBS Warburg Real Estate Securities Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attention: Peter Coras and Gary Gartland:

(i) Within 120 days after the end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year, consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of an independent public accountant of national standing acceptable to Purchaser;

(ii) Within 20 days after the end of each of the first eleven months of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operation of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

(iii) Promptly upon receipt thereof, a copy of each other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

(iv) Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2), if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, or (C) the ability of Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, an Act of Insolvency with respect to Seller or any Affiliate of Seller;

(v) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller’s consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the

Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

(vi) Promptly upon becoming available, copies of any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company’s or Seller’s business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

(vii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller’s consolidated subsidiaries as Purchaser may request;

(viii) Prior to the date of any purchase of a Mortgage Loan by Purchaser hereunder, a copy of (1) the articles of incorporation of Seller and any amendments thereto certified by the Secretary of State of Seller’s state of incorporation, (2) a copy of Seller’s by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by Seller’s Board of Directors authorizing Seller to enter into this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and authorizing one or more of Seller’s officers to execute the documents related to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement, (4) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement, the Electronic Tracking Agreement and the Custodial Agreement; (5) a certificate reflecting each Authorized Signatory of the Seller, in the form of Exhibit N hereto and (6) an opinion of counsel to Seller, in the form of Exhibit U hereto;

(ix) A Covenant Compliance Letter, substantially in the form of Exhibit X hereto, within 20 days after the end of each of the first eleven fiscal months of each fiscal year, within 60 days after the end of each of the first three fiscal quarters of each fiscal year and within 120 days after the end of each fiscal year;

(x) On or before the date hereof, a copy of an opinion of counsel to Seller, substantially in the form of Exhibit U hereto.

(b) Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Mortgage Loan to Purchaser.

(c) Seller will not sell any Mortgage Loan to Purchaser with any intent to hinder, delay or defraud any of Seller’s creditors.

(d) Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

(e) Seller shall not move its chief executive office from the address referred to in Section 10 or change its jurisdiction of organization unless it shall have provided Purchaser thirty (30) days’ prior written notice of such change.

(f) Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(g) Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require to more effectively transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

(h) Immediately upon notice of a lien or any circumstance which could give rise to a lien on the Mortgage Loans, Seller will defend the Mortgage Loans against, and will take such other action as is necessary to remove, any lien, security interest or claim on or to the Mortgage Loans (other than any security interest created under this Repurchase Agreement), and Seller will defend the right, title and interest of Purchaser in and to any of the Mortgage Loans against the claims and demands of all persons whomsoever.

(i) If during the term of a Transaction, Seller gains possession of a Submission Package that relates to the Transaction, Seller shall hold such Submission Package in trust for Purchaser, immediately notify Purchaser of the specific Submission Package being held by Seller and promptly deliver such Submission Package via overnight courier in accordance with Purchaser’s instructions.

(j) Seller covenants and agrees to take all actions required of it in compliance with the terms of the Electronic Tracking Agreement.

(k) Seller shall maintain a Tangible Net Worth which shall be not less than the greater of (i) $10,000,000 measured on a quarterly basis (as at the end of each month) and (ii) (A) 85% of the Tangible Net Worth of Seller at the end of the most recently completed fiscal year of Seller plus (B) 90% of capital contributions made during such fiscal year plus (C) 50% of positive year to date net income.

(l) [Reserved]

(m) Seller shall not permit, for any period of three consecutive fiscal months (each such period, a “Test Period”), Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

(n) Seller shall, with respect to each Mortgage Loan, causes the paragraphs set forth on Exhibit S hereto to be inserted into each closing letter or other similar agreement with the Escrow Agent for such Mortgage Loan, and shall, upon the request of Purchaser, fax a copy of such closing letter to Purchaser prior to the closing of such Mortgage Loan.

(o) Seller shall provide Purchaser with a monthly report, which report shall include, among other items, a summary of the Seller’s delinquency and loss experience with respect to mortgage loans serviced by the Seller, any Servicer or any designee of either, with respect to any MERS Designated Mortgage Loan, MERS Reports, plus any such additional reports as Purchaser may reasonably request with respect to the Seller’s or any Servicer’s servicing portfolio or pending originations of mortgage loans. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Purchaser.

(p) On the second Business Day of each month, Seller shall furnish to Purchaser or shall cause the Servicer to furnish to Purchaser, a remittance report, in hard copy and electronic format acceptable to Purchaser, containing information regarding funds collected during the prior calendar month. This report shall contain the following information:

(i) Mortgage Loan number;

(ii) Note Rate;

(iii) Remittances allocable to principal and interest;

(iv) Paid through date;

(v) Mortgage Loan balance;

(vi) Delinquency status;

(vii) Whether the Mortgaged Property is in foreclosure or has become an real state owned property;

(viii) Whether any Mortgagor is the subject of any bankruptcy action; and

(ix) Any other information that Purchaser may reasonably request.

Section 12. Periodic Due Diligence. (a) Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to Seller, Purchaser or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to any Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Seller shall make available to Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Purchaser may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Purchaser in the

Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail, as applicable, and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased by Purchaser, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Purchaser may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing Purchaser and any third party underwriter with access to any and all documents, records, agreements, underwriting reports, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. All such due diligence conducted in accordance with this Section 12 shall be at the expense of Seller.

(b) Without limiting the generality of the foregoing, Seller acknowledges that upon demand by Purchaser, Seller shall deliver within five Business Days copies of the Closing Instruction Letters reflecting the addition of the Closing Instruction Letter Insert for all Wet Fundings and Dry Fundings structured as Closing Transactions closed prior to the date of such demand. Seller acknowledges Purchaser is authorized to contact any Escrow Agent or any other person who has delivered a Closing Instruction Letter in connection with any Wet Funding or Dry Funding in order to confirm the information contained in such Closing Instruction Letter.

Section 13. Third Party Servicing. If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the “Servicer”), Seller (i) shall provide a copy of the servicing agreement to Purchaser, which shall be in form and substance acceptable to Purchaser (the “Servicing Agreement”); (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit W hereto; and (iii) hereby irrevocably assigns to Purchaser and Purchaser’s successors and assigns all right, title, interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Any successor to the Servicer shall be approved in writing by Purchaser prior to such successor’s assumption of servicing obligations with respect to the Mortgage Loans.

Section 14. Confidentiality. Seller hereby acknowledges and agrees that (i) all written or computer-readable information provided by Purchaser to Seller regarding Purchaser and (ii) the terms of this Agreement (the “Purchaser Confidential Information”), shall be kept confidential and each of their respective contents will not be divulged to any party without Purchaser’s consent except to the extent that (i) Seller deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of Purchaser Confidential Information is in the public domain other than due to a breach of this covenant, (iii) Seller deems appropriate in connection with exercising any or all of Seller’s rights or remedies or complying with any obligations under this Agreement.

Section 15. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any outstanding Transaction.

Section 16. Exclusive Benefit of Parties; Assignment. The Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall be deemed to give any legal or equitable right to any other person, including the Custodian. Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by any party hereto without the prior written consent of the other parties.

Section 17. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 19. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law rules.

Section 21. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for Seller and Purchaser, or to such other address as either party shall give notice to the other party pursuant to this Section 21. Notices to Assignee shall be given to such address as Assignee shall provide to Seller in writing.

Section 22. Entire Agreement. This Agreement, the Funding Confirmations and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 23. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement or the Custodial Agreement. Seller agrees to pay the reasonable attorneys fees and expenses of Purchaser and, when applicable, Assignee incurred in the enforcement of the Agreement as a consequence of such breach.

Section 24. Purchaser’s Appointment as Attorney-In-Fact. Seller hereby irrevocably constitutes and appoints Purchaser and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Purchaser’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Purchaser the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

(a) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Mortgage Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Purchaser for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Mortgage Loans whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Mortgage Loans;

(c) (A) to direct any party liable for any payment under any Mortgage Loans to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Mortgage Loans; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Mortgage Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Mortgage Loans or any proceeds thereof and to enforce any other right in respect of any Mortgage Loans; (E) to defend any suit, action or proceeding brought against Seller with respect to any Mortgage Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Purchaser may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Mortgage Loans as fully and completely as though Purchaser were the absolute owner thereof for all purposes, and to do, at Purchaser’s option and Seller’s expense, at any time, and from time to time, all acts and things which Purchaser deems necessary to protect, preserve or realize upon the Mortgage Loans and Purchaser’s liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;

(d) to direct the actions of Custodian with respect to the Mortgage Loans under the Custodial Agreement; and

(e) to execute, from time to time, in connection with any sale provided for in Section 7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Mortgage Loans.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred on Purchaser hereunder are solely to protect Purchaser’s interests in the Mortgage Loans and shall not impose any duty upon it to exercise any such powers. Purchaser shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 25. Submission to Jurisdiction; Waivers.

SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE COVER PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH PURCHASER SHALL HAVE BEEN NOTIFIED;

(4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(5) SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER DOCUMENT RELATING THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 26. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections and Exhibits in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits and Schedules to this Agreement are part of this Agreement, and are incorporated herein by reference. The singular includes the plural, the plural the singular, and the words “and” and “or” are used in the conjunctive or disjunctive as the sense and circumstances may require.

Section 27. Effect of Amendment and Restatement. Upon the execution of this Agreement by all parties hereto and the delivery of the opinion required by Section 11(a)(x), the Original Repurchase Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) the liens and security interests granted under the Original Repurchase Agreement are in full force and effect and, upon the amendment and restatement of the Original Repurchase Agreement and the related documents, such liens and security interests secure and continue to secure the payment and performance of Seller’s obligations under this Agreement and the related documents, and (b) upon the effectiveness of such amendment and restatement, all outstanding Mortgage Loans under, and as defined in, the Original Repurchase Agreement, shall be deemed to be outstanding as Mortgage Loans hereunder mutatis mutandis, in each case on the terms and conditions set forth in this Agreement.

IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.

UBS WARBURG REAL ESTATE SECURITIES INC.

By:	/s/ GEORGE A. MANGIARACINA

Name:	George A. Mangiaracina
Title:	Executive Director

By:	/s/ ROBERT CARPENTER

Name:	Robert Carpenter
Title:	Director

CRESCENT MORTGAGE SERVICES, INC.

By:	/s/ MICHAEL P. LEDDY

Name:	Michael P. Leddy

Title:	Executive Vice President

EXHIBIT A

CLOSING LOAN PURCHASE DETAIL FIELDS

1.	Mortgage Loan Number

2.	Mortgagor’s Name (including first name)

3.	Property Street Address

4.	Property City

5.	Property State

6.	Property Zip

7.	The occupancy status of the Mortgaged Property at the time of origination (Owner Occupied)

8.	The Mortgage Loan Purpose Type (i.e., purchase, rate and term refinance, equity takeout refinance)

9.

A code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a townhouse, a unit in a highrise or low-rise condominium project or a unit in a planned unit development, manufactured housing

10.	Documentation Style (i.e., full, alternative, or reduced stated income)

11.	Note Date

12.	Current Interest Rate

13.	Original Loan Balance

14.	Current Loan Balance

15.	Original Appraisal Value

16.	Amount which the borrower paid for Property

17.	Loan To Value Ratio at origination

18.	Combined Loan To Value

19.	A code indicating the type of Mortgage Loan (e.g., Jumbo Mortgage Loan, Alt-A Mortgage Loan, Wet-Ink Mortgage Loan)

20.	A code indicating whether the loan is an FHA, VA or conventional Mortgage Loan

21.	A code indicating whether the loan is an adjustable rate or fixed rate Mortgage Loan

22.	Balloon Flag

23.	A code indicating the lien status of the Mortgage Loan

24.	Number of Units for the Mortgaged Property

25.	With respect to each adjustable rate Mortgage Loan, the Index Code

26.	With respect to each adjustable rate Mortgage Loan, the Gross Margin

27.	Next Interest Rate adjustment date

28.	Next Payment Change Date

29.	With respect to each adjustable rate Mortgage Loan, the interest rate adjustment frequencies

30.	With respect to each adjustable rate Mortgage Loan, the Payment Adjustment Frequency

31.	For each adjustable rate Mortgage Loan, the Mortgage Interest Rate adjustment cap at all subsequent interest rate adjustment dates

32.	Periodic Payment Cap Percentage

33.	With respect to each adjustable rate Mortgage Loan, the lifetime mortgage interest rate cap

34.	With respect to each adjustable rate Mortgage Loan, the lifetime mortgage interest rate floor

35.	The primary mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (Lender Paid PMI), if applicable

36.	Lender or Borrower

37.	PMI Coverage Amount

38.	A code indicating whether the Mortgage Loan has a prepayment penalty

39.	A code indicating the prepayment penalty terms and the prepayment penalty amount of the Mortgage Loan, if any

40.	A code indicating if the Mortgage Loan is a Section 32 Loan

41.	Loans #/Credit Grade

42.	The Mortgagor’s credit risk score (FICO score)

43.	The debt-to-income ratio

44.	Requested Disbursement Amount

45.	MIN Number

46.	Escrow Agent Wire Instructions, if applicable

EXHIBIT B

REWAREHOUSING LOAN PURCHASE DETAIL FIELDS

1.	Mortgage Loan Number

2.	Mortgagor’s Name

3.	Property Street Address

4.	Property City

5.	Property State

6.	Property Zip

7.	The occupancy status of the Mortgaged Property at the time of origination (Owner Occupied)

8.	The Mortgage Loan Purpose Type (i.e., purchase, rate and term refinance, equity takeout refinance)

9.

A code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a townhouse, a unit in a highrise or low-rise condominium project or a unit in a planned unit development, manufactured housing

10.	Documentation Style (i.e., full, alternative, or reduced stated income)

11.	Current Interest Rate

12.	Original Loan Balance

13.	Current Loan Balance

14.	Original Appraisal Value

15.	Amount which the borrower paid for Property

16.	Loan To Value Ratio at origination

17.	Combined Loan To Value

18.	A code indicating the type of Mortgaged Loan (e.g., Jumbo Mortgage Loan, Alt-A Mortgage Loan, Wet-Ink Mortgage Loan)

19.	A code indicating whether the loan is an FHA, VA or conventional Mortgage Loan

20.	A code indicating whether the loan is an adjustable rate or fixed rate Mortgage Loan

21.	Balloon Flag

22.	A code indicating the lien status of the Mortgage Loan

23.	Number of Units for the Mortgaged Property

24.	With respect to each adjustable rate Mortgage Loan, the Index Code

25.	With respect to each adjustable rate Mortgage Loan, the Gross Margin

26.	Next Interest Rate adjustment date

27.	Next Payment Change Date

28.	With respect to each adjustable rate Mortgage Loan, the interest rate adjustment frequencies

29.	With respect to each adjustable rate Mortgage Loan, the Payment Adjustment Frequency

30.	For each adjustable rate Mortgage Loan, the Mortgage Interest Rate adjustment cap at all subsequent interest rate adjustment dates

31.	Periodic Payment Cap Percentage

32.	With respect to each adjustable rate Mortgage Loan, the lifetime mortgage interest rate cap

33.	With respect to each adjustable rate Mortgage Loan, the lifetime mortgage interest rate floor

34.	The primary mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (Lender Paid PMI), if applicable

35.	Lender or Borrower

36.	PMI Coverage Amount

37.	A code indicating whether the Mortgage Loan has a prepayment penalty

38.	A code indicating the prepayment penalty terms and the prepayment penalty amount of the Mortgage Loan, if any

39.	A code indicating if the Mortgage Loan is a Section 32 Loan

40.	Loans #/Credit Grade

41.	The Mortgagor’s credit risk score (FICO score)

42.	The debt-to income Ratio

EXHIBIT C

CONVERSION LOAN PURCHASE DETAIL FIELDS

1.	Borrower’s Name

2.	Loan Number

3.	Face Amount

4.	Investor

5.	Commitment Number

6.	Price

7.	Commitment Expiration Date

8.	Delivery Date

9.	Funding Date

10.	Seller’s Account Number

C-1

EXHIBIT D

WITHDRAWAL/DEPOSIT NOTICE: CASH ACCOUNT

(ON SELLER’S LETTERHEAD)

Please process a wire transfer representing a:

(Please check appropriate box)

WITHDRAWAL	☐

DEPOSIT	☐

From/To our Cash Account in the amount of $            on [Date].

The funds should be transferred in accordance with the following instructions:

Bank Name:

City, State:

ABA #:

Account #:

Account Name:

Ref: Crescent Mortgage Services, Inc.

Deposits only require “Bank Name” and “City, State” information to be completed.

CRESCENT MORTGAGE SERVICES, INC.*

By:
Name:

*	The authorized officer of each Seller executing this letter must also have executed the Cash Account Wire Instructions.

D-1

EXHIBIT E

[CASH ACCOUNT WIRE INSTRUCTIONS]

(ON SELLER’S LETTERHEAD)

[Date]

UBS Warburg Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Re:    Mortgage Loan Repurchase Program

Ladies and Gentlemen:

Set forth below are Crescent Mortgage Services, Inc.’s wire instructions applicable to the above referenced Mortgage Loan Repurchase Program with Crescent Mortgage Services, Inc.

Wire Instructions:

Wire location No. 1	Wire location No. 2
Bank Name:	Bank Name:
City, State:	City, State:
ABA #:	ABA #:
Account #:	Account #:
Account Name:	Account Name:
Ref:	Ref:

Please acknowledge receipt of this letter in the space provided below. This letter supersedes and replaces any prior notice specifying our Cash Account Wire Instructions for the Mortgage Loan Repurchase Program and shall remains in effect until superseded and replaced by a letter, in the form of this letter, executed by us and acknowledged by you.

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.*

*	Please add additional signatures of any person authorized to execute a Cash Account Withdrawal/Deposit Notice. Only authorized persons who have executed this letter may execute a Cash Account Withdrawal/Deposit Notice.

E-1

By:
Name:
Title:

Receipt acknowledged by

UBS WARBURG REAL ESTATE SECURITIES INC.

By:
Name:
Title:

E-2

EXHIBIT F

[CASH ACCOUNT ADJUSTMENT NOTICE]

[Date]

To: CRESCENT MORTGAGE SERVICES, INC.

Re: CRESCENT MORTGAGE SERVICES, INC.’S CASH ACCOUNT #[            ]

A journal entry will be processed today reflecting the following adjustment to your Cash Account.

☐	CREDIT OF $

☐	DEBIT OF $

Explanation is as follows:

Upon request, additional backup documentation will be provided.

Very truly yours,

UBS WARBURG REAL ESTATE SECURITIES INC.

By:
Name:
Title:

F-1

EXHIBIT G

[INTENTIONALLY LEFT BLANK]

G-1

EXHIBIT H

PURCHASER’S WIRE INSTRUCTIONS TO SELLER

Wire Instructions:

Bank Name:

City, State:

ABA #:

Account #:

Account Name:

Ref: Crescent Mortgage Services, Inc.

H-1

EXHIBIT I

UCC-1 FINANCING STATEMENT

attached to and made part of Uniform Commercial Code (“UCC”)

Financing Statement, Form UCC-1

Debtor:	Crescent Mortgage Services, Inc.
115 Perimeter Center Place
Suite 285
Atlanta, Georgia 30346
Attention: Mike Leddy

Secured Party:	UBS Warburg Real Estate Securities Inc.
1285 Avenue of the Americas, 11th Floor
New York, NY 10019
Attention: Robert Carpenter

This Financing Statement is filed for precautionary purposes only.

The parties intend that the transactions under the Agreement constitute absolute assignments.

The UCC Financing Statement, Form UCC-1, to which this Annex 1 is attached and forms a part, covers all of the Debtor’s right, title and interest in, to and under the Collateral (as defined below), whether now owned or hereafter acquired, now existing or hereafter created and wherever located, including, without limitation, all “accounts,” “chattel paper”, “general intangibles”, “instruments” or “investment property” (in each case as defined in the Uniform Commercial Code as in effect from time to time) constituting or relating to the Collateral, and any and all substitutions and exchanges for, and products and proceeds of, the foregoing.

As used herein, the following terms shall have the following meanings:

“Agreement”: The Amended and Restated Mortgage Loan Repurchase Agreement, dated as of January 31, 2003, between the Secured Party and the Debtor.

“Cash Account”: A separate cash account established and maintained by the Debtor at UBS Warburg Real Estate Securities Inc. under the conditions set forth in Section 5 of the Agreement.

“Collateral”: Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: the Mortgage Loans, all mortgage loan documents, including without limitation all promissory notes, all servicing records, servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and

I-1

other books and records relating thereto, all Interest Rate Protection Agreements relating to such Mortgage Loans, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all Servicing Rights relating to the Mortgage Loans, any servicing accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all purchase agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Mortgage Loans, including the right to receive principal and interest payments with respect to the Mortgage Loans and the right to enforce such payments, the Cash Account and all monies from time to time on deposit in the Cash Account, the Custodial Account and all monies from time to time on deposit in the Custodial Account, all “general intangibles”, “accounts”, “chattel paper”, “instruments” and “investment property” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

“Custodial Account”: A separate custodial account, established and maintained by the Debtor under the conditions set forth in Section 6(b) of the Agreement, for the deposit by the Debtor of all collections in respect of a Mortgage Loan that are payable to the Secured Party as the owner of the Mortgage Loan.

“Interest Rate Protection Agreement”: With respect to any or all of the Mortgage Loans, any short sale of US Treasury securities, or futures contracts, or options related contracts, or interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies and acceptable to Purchaser.

“Mortgage Loan”: A one-to-four family residential mortgage loan that is underwritten in accordance with Seller’s Underwriting Guidelines and is subject to the Agreement.

“Seller’s Underwriting Guidelines”: Seller’s Underwriting Guidelines, as listed in Exhibit T to the Agreement.

“Servicing Agreement”: The servicing agreement referred to in Section 13 of the Agreement.

“Servicing Rights”: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by any Debtor for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of any Debtor thereunder; (e) escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by any Debtor with respect thereto; and (f) all accounts and other rights to payment related to any of the property described herein.

Filing Office(s)

[Jurisdiction]

I-2

EXHIBIT J

SELLER’S DELIVERY INSTRUCTIONS

(ON SELLER’S LETTERHEAD)

UBS Warburg Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Re: Mortgage Loan Repurchase Program

Loan #	Last Name	Face Amount

Upon your receipt of the Repurchase Price for the above-referenced Mortgage Loan, please promptly instruct Custodian to deliver the related Submission Package to:

[ADDRESS]

by: [METHOD OF DELIVERY]

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.

By:
Name:
Title:

J-1

EXHIBIT K

SELLER’S RELEASE

(ON SELLER’S LETTERHEAD)

[Date]

UBS Warburg Real Estate Securities Inc.

1285 Avenue of the Americas

New York, NY 10019

Ladies and Gentlemen:

With respect to the mortgage loans referenced on the attached list (a) we hereby certify to you that the mortgage loans are not subject to a lien of any warehouse lender and (b) we hereby release all right, interest or claim of any kind with respect to such mortgage loans, such release to be effective automatically without further action by any party upon payment from UBS Warburg Real Estate Securities Inc., in accordance with our wire instructions in effect on the date of such payment, of an amount not less than the aggregate of the face amounts of such mortgage loans less the discount set forth on the related funding confirmation, in immediately available funds.

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.*

By:
Name:
Title:

*	The authorized officer of each Seller executing this letter must also have executed Seller’s Wire Instructions.

K-1

EXHIBIT L

SELLER’S WIRE INSTRUCTIONS

(ON SELLER’S LETTERHEAD)

[Date]

UBS Warburg Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Re: Mortgage Loan Repurchase Program

Ladies and Gentlemen:

Set forth below are Crescent Mortgage Services, Inc.’s wire instructions applicable to the above-referenced Mortgage Loan Repurchase Program with Crescent Mortgage Services, Inc.

Wire Instructions:

Bank Name:

City, State:

ABA #:

Account #:

Account Name:

Please acknowledge receipt of this letter in the space provided below. This letter supersedes and replaces any prior notice specifying our Mortgage Loan Repurchase Program wire instructions and shall remain in effect until superseded and replaced by a letter, in the form of this letter, executed by us and acknowledged by you.

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.*

By:
Name:
Title:

Receipt acknowledged by

*	Please add additional signatures of any person authorized to execute a Seller’s Release. Only authorized persons who have executed this letter may execute a Seller’s Release.

L-1

UBS WARBURG REAL ESTATE SECURITIES INC.

By:
Name:
Title:

L-2

EXHIBIT M

WAREHOUSE LENDER’S RELEASE

(ON WAREHOUSE LENDER’S LETTERHEAD)

[Date]

UBS Warburg Real Estate Securities

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

We hereby release all right, interest or claim of any kind with respect to the mortgage loans referenced on the attached loan list, such release to be effective automatically without any further action by any party, upon receipt, in one or more installments, from UBS Warburg Real Estate Securities Inc., in accordance with the wire instructions which we delivered to you in a letter dated                     , 200  , of an amount not less than the aggregate of the face amounts of such mortgage loans less the discount set forth on the related funding confirmation, in immediately available funds.

Very truly yours,

[WAREHOUSE LENDER]*

By:
Name:
Title:

*	The authorized officer of each Warehouse Lender executing this letter must also have executed the Warehouse Lender’s Wire Instructions.

M-1

EXHIBIT N

AUTHORIZED SIGNATURES OF SELLER

I,                         , hereby certify that I am the duly elected [Vice] President of                      Crescent Mortgage Services, Inc., a state chartered institution organized under the laws of the state of Georgia (the “Company”) and each person listed below who, as an officer or representative of the Company, signed (a) the Amended and Restated Mortgage Loan Repurchase Agreement, dated as of January 31, 2003, between the Company and UBS Warburg Real Estate Securities Inc., (b) the Custodial Agreement and (c) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name, and the signatures of such persons appearing on such documents are their genuine signatures and that each of such person is, and until further notice will be, duly elected or appointed, qualified and acting officer or representative of the Company authorized to sign any Requests for Purchase.

Name and Title

Name and Title

Name and Title

Name and Title

Name and Title

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
Name:
[Seal]	Title:	[Vice] President

I,                      , an [Assistant] Secretary of                      Crescent Mortgage Services, Inc., hereby certify that                      is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

N-1

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
	Title:	[Assistant] Secretary

N-2

EXHIBIT O

WAREHOUSE LENDER’S WIRE INSTRUCTIONS

(ON WAREHOUSE LENDER’S LETTERHEAD)

[Date]

UBS Warburg Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Re: Mortgage Loan Repurchase Program

Ladies and Gentleman:

Set forth below are the [Warehouse Lender’s] wire instructions applicable to the above-referenced Mortgage Loan Repurchase Program with Crescent Mortgage Services, Inc.

Wire Instructions:

Bank Name:

City, State:

ABA #:

Account #:

Account Name:

Please acknowledge receipt of this letter in the space provided below. This letter supersedes and replaces any prior notice specifying the name of [Warehouse Lender] and setting forth wire instructions and shall remain in effect until superseded and replaced by a letter, in the form of this letter, executed by us and acknowledged by you.

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.

By:
Name:
Title:

O-1

[Warehouse Lender(s)]*

By:
Name:
Title:

Receipt acknowledged by

UBS WARBURG REAL ESTATE SECURITIES INC.

By:
Name:
Title:

*	Please add additional signatures of any person authorized to execute a Warehouse Lender’s Release. Only authorized persons who have executed this letter may execute a Warehouse Lender’s Release

O-2

EXHIBIT P

MBS SWAP FUNDING PROGRAM SELECTION NOTICE

(ON SELLER’S LETTERHEAD)

[Date]

UBS Warburg Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Re:    Mortgage Loan Repurchase Program

With respect to the Mortgage Loan(s) referenced below we hereby certify that we will offer to sell such Mortgage Loan(s) to you, pursuant to the MBS Swap Funding Program, concurrently with our repurchase of such Mortgage Loan(s) under the terms of the Mortgage Loan Repurchase Program’s Amended and Restated Mortgage Loan Repurchase Agreement.

Loan #	Borrower Name	Face Amount	PWRES Fund Date

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.

By:
Name:
Title:

P-1

EXHIBIT Q

REQUEST FOR MORTGAGE LOAN SHIPMENT

(ON SELLER’S LETTERHEAD)

JPMorgan Chase Bank

Mortgage Banking Division

2 Chase Manhattan Plaza (20th Floor)

New York, New York 10081

Attention: Glenn Hett

[Date]

Re: Mortgage Loan Repurchase Program

With respect to the Mortgage Loan(s) referenced below we hereby certify that (a) such Mortgage Loan(s) shall be pooled under the related Agency Pool Number or Contract Number (b) that the MBS Swap Conversion Documents have been executed in accordance with the MBS Swap Funding Program and (c) that we shall deliver to UBS Warburg Real Estate Securities Inc. the MBS Swap Submission Package within five Business Days of the date of this letter. Please deliver the Mortgage Loan(s) referenced below, via overnight courier, to the delivery location specified below under cover of a bailee letter.

Agency
Agency Pool Number (Freddie Mac Contract Number)
Pool Face
Coupon
PSA Settlement Date

Loan #	Borrower’s Name	Face Amount	Note Rate

Delivery Totals:
Number of Loans:
Face Amount:

Delivery Location:	Document Custodian’s Name
Department Name
Street Address, Ste. or Floor #
City, State Zip Code

ATTN: Jane/John Doe

Q-1

Please note that this request has been approved, as indicated below, by UBS Warburg Real Estate Securities Inc.

Very truly yours,

CRESCENT MORTGAGE SERVICES, INC.

By:
Name:
Title:

Approved by

UBS WARBURG REAL ESTATE SECURITIES INC.

By:
Name:
Title:

Q-2

EXHIBIT R

MBS SWAP SHIPMENT DOCUMENTS

These documents must be delivered by Seller to Purchaser via facsimile transmission, prior to Purchaser’s carrying out Seller’s instructions as per the Request for Mortgage Loan Shipment:

(i)	a Request for Mortgage Loan Shipment,

(ii)	Form HUD 11705 for GNMA Securities,

(iii)	Fannie Mae Form 2014 for Fannie Mae Securities, and

(iv)	Freddie Mac Form 381 and Form 939 for Freddie Mac Securities.

R-1

EXHIBIT S

FORM OF CLOSING INSTRUCTION LETTER INSERT

1. The [Closing Agent] and the Crescent Mortgage Services, Inc. hereby acknowledge that they are holding the closing funds in trust for UBS Warburg Real Estate Securities Inc. (the “Purchaser”) until such time as the funds are disbursed in accordance herewith and if the mortgage loan is not funded by the close of business on the business day on which the closing funds were reviewed, the closing funds shall be returned to Purchaser via federal funds wire transfer to: Account No. 930-1-035581, for the account of UBS Warburg Conduit Funding, JPMorgan Chase Bank, ABA No. 021000021, no later than 12:00 noon, New York City time, on the business day after the scheduled closing date.

2. Prior to funding the mortgage loan, you shall have received a copy of the title insurance policy (or a binding commitment of the title company therefor) covering at least the face amount of the Mortgage Note, and insuring the mortgage or deed of trust as a lien on the related property written by a title company.

3. Upon the funding of the Mortgage Loan, all of the documents and files relating to such Mortgage Loan shall be the property of Purchaser, and you hereby agree to act as Purchaser’s agent, custodian and bailee for such time as you are holding the same. You are instructed at such time to deliver the mortgage loan documents and files directly to [the Custodian] for receipt no later than the fifth (5th) business day following the date of origination of a mortgage loan; provided that if Seller requires the mortgage loan documents and files to be delivered to such other address, Seller hereby agrees that it holds such files on behalf of Purchaser and that Seller shall deliver the mortgage loan documents and files to [the Custodian] for receipt no later than the fifth (5th) business day following the date of origination of a mortgage loan.

These instructions shall be irrevocable and can only be modified with the approval in writing of Purchaser.

S-1

EXHIBIT T

SELLER’S UNDERWRITING GUIDELINES

T-1

EXHIBIT U

FORM OF OPINION

UBS Warburg Real Estate Securities

1285 Avenue of the Americas

New York, NY 10019

Dear Sirs and Mesdames:

You have requested our opinion as counsel to Crescent Mortgage Services, Inc. a corporation organized and existing under the laws of Georgia (the “Seller”), with respect to certain matters in connection with that certain Amended and Restated Mortgage Loan Repurchase Agreement governing purchases and sales of certain Mortgage Loans, dated January 31, 2003 (the “Repurchase Agreement”), by and between Seller and UBS Warburg Real Estate Securities Inc. (the “Purchaser”). The Repurchase Agreement and the Custodial Agreement are hereinafter collectively referred to as the “Governing Agreements.” Capitalized terms not otherwise defined herein have the meanings set forth in the Repurchase Agreement.

[We] [I] have examined the following documents:

1. the Repurchase Agreement;

2. unfiled copies of the financing statements listed on Schedule 1 (collectively, the “Financing Statements”) naming the Seller as Debtor and the Purchaser as Secured Party and describing the Mortgage Loans (as defined in the Repurchase Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the “Filing Collateral”), which I understand will be filed in the filing offices listed on Schedule 1 (the “Filing Offices”);

3. the reports listed on Schedule 2 as to UCC financing statements (collectively, the “UCC Search Report”);

4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Seller contained in the Repurchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to me [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to transact business in, and is in good standing under, the laws of the [State of                     ].

2. The execution, delivery and performance by the Seller of the Governing Agreements to which it is a party, and the sales by the Seller and the pledge of the Mortgage Loans under the Repurchase Agreement have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Governing Agreements have been executed and delivered by the Seller and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s purchase of the Mortgage Loans and/or security interest in the Mortgage Loans.

3. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Seller for the execution, delivery or performance by the Seller of the Governing Agreements to which it is a party or for the sales by the Seller under the Repurchase Agreement or the sale of the Mortgage Loans to the Purchaser and/or granting of a security interest to the Purchaser in the Mortgage Loans, pursuant to the Repurchase Agreement.

4. The execution, delivery and performance by the Seller of, and the consummation of the transactions contemplated by the Governing Agreements to which it is a party do not and will not (a) violate any provision of the Seller’s charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Seller of which I [we] have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Seller is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of the Seller pursuant to the terms of any such agreement or instrument.

5. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Governing Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Seller to perform under the terms of the Governing Agreements to which it is a party or the Mortgage Loans.

6. The Repurchase Agreement is effective to create, in favor of the Purchaser, either a valid sale of the Mortgage Loans to the Purchaser or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Seller in, to and under the Mortgage Loans as collateral security for the payment of the Seller’s obligations under the Repurchase Agreement, except that (a) such security interests will continue in Mortgage

Loans after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Mortgage Loans in which the Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Seller may be limited by Section 552 of the Bankruptcy Code.

7. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Seller, the security interest referred to in Section 6 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Seller therein.

8. (a) Upon the filing of financing statements on Form UCC-1 naming the Purchaser as “Secured Party” and the Seller as “Debtor”, and describing the Mortgage Loans, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in Section 6 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Mortgage Loans, which can be perfected by filing under the Uniform Commercial Code, or, will demonstrate a completion of the sale of the Mortgage Loans to the Purchaser.

(b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Mortgage Loans as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Mortgage Loans prior to the effective dates of the UCC Search Report.

9. The Seller is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT V

UCC FILING JURISDICTIONS

[Seller’s principal place of business]

[Seller’s Jurisdiction of Incorporation]

V-1

EXHIBIT W

FORM OF SERVICER NOTICE

                , 200

[SERVICER], as Servicer

[ADDRESS]

Attention:

Re:	Amended and Restated Mortgage Loan Repurchase Agreement, dated as of January 31, 2003 (the “Agreement”), by and between Crescent Mortgage Services, Inc. (the “Seller”) and UBS Warburg Real Estate Securities Inc. (the “Purchaser”)

Ladies and Gentlemen:

[SERVICER] (the “Servicer”) is servicing certain mortgage loans for the Seller pursuant to certain Servicing Agreements between the Servicer and the Seller. Pursuant to the Agreement between the Purchaser and the Seller, the Servicer is hereby notified that the Purchaser has purchased from the Seller certain mortgage loans.

Upon receipt of written notice from the Purchaser in which the Purchaser shall identify the mortgage loans which are then owned by the Purchaser under the Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of the Purchaser, and remit such collections in accordance with the Purchaser’s written instructions. Following such notice, Servicer shall follow the instructions of Purchaser with respect to the Mortgage Loans, and shall deliver to Purchaser any information with respect to the Mortgage Loans reasonably requested by Purchaser.

Notwithstanding any contrary information which may be delivered to the Servicer by the Seller, the Servicer may conclusively rely on any information or notice delivered by the Purchaser, and the Seller, shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Purchaser promptly upon receipt. Any notices to the Purchaser should be delivered to the following address:

Attention:                         , with a copy to                         ; Telephone:                             Facsimile:

Very truly yours,

W-1

CRESCENT MORTGAGE SERVICES, INC.

By:

Name: Title:

ACKNOWLEDGED:

, as Servicer

By:

Name: Title: Telephone: Facsimile:

W-2

EXHIBIT X

FORM OF COVENANT COMPLIANCE LETTER

                        , 200

UBS Warburg Real Estate Securities

1285 Avenue of the Americas, 11th Floor,

New York, New York 10019

Attention:

Re:	Amended and Restated Mortgage Loan Repurchase Agreement, dated as of January 31, 2003 (the “Agreement”), by and between Crescent Mortgage Services, Inc. (the “Seller”) and UBS Warburg Real Estate Securities Inc. (the “Purchaser”)

Dear Sirs and Mesdames:

In connection with the Agreement, I,                     , a [Title] of the Seller do hereby certify to the Purchaser as follows:

(a) The Seller’s Tangible Net Worth is $                                    , which is not less than the greater of (i) $10,000,000 measured on a quarterly basis (as at the end of each month) and (ii) (A) 85% of the Tangible Net Worth of the Seller at the end of the most recently completed fiscal year of the Seller plus (B) 90% of capital contributions made during such fiscal year plus (C) 50% of positive year to date net income.

(b) The Seller’s ratio of Total Indebtedness to Tangible Net Worth is [                    ], which is not greater than [            ].

(c) The Seller’s Net Income for the last three consecutive fiscal months, before income taxes for such Test Period and distributions made during such Test Period is {$                    ], which is not less than $1.00.

(d) The aggregate Tangible Net Worth of Seller is $                        , which is not less than $10,000,000.

By:
Name: Title:

X-1

EXHIBIT Y

FORM OF REQUEST FOR PURCHASE

Amended and Restated Mortgage Loan Repurchase Agreement, dated as of January 31, 2003 (the “Agreement”), by and between the Seller and UBS Warburg Real Estate Securities Inc. (the “Purchaser”),

Purchaser: UBS Warburg Real Estate Securities Inc.

Seller: Crescent Mortgage Services, Inc.

Requested Funding Date:

Number of Mortgages

Grid Reference Number

Loans to be Purchased:

Unpaid principal balance:            $

Requested Wire Amount:            $

[I] hereby certify as an [Officer of Crescent Mortgage Services, Inc.] that the following conditions are true and accurate:

1. No Default or Event of Default has occurred and is continuing on the date hereof.

2. Each of the representations and warranties made by the Seller in or pursuant to the Agreement is true and correct in all material respects on and as of such date as if made on and as of the date hereof.

3. The Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

4. The wire instructions listed on the Loan Detail [Grid Reference Number] are true and correct.

All Capitalized terms used herein shall have the meanings set forth in the Agreement.

Requested and certified to by:

CRESCENT MORTGAGE SERVICES, INC.

Y-1

FIRST AMENDMENT TO THE

MORTGAGE LOAN REPURCHASE AGREEMENT

FIRST AMENDMENT, dated as of April 8, 2003 (the “Amendment”), to the Amended and Restated Mortgage Loan Repurchase Agreement, dated as of January 31, 2003 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Mortgage Loan Repurchase Agreement”), between UBS WARBURG REAL ESTATE SECURITIES INC. (the “Purchaser”) and CRESCENT MORTGAGE SERVICES, INC. (the “Seller”).

RECITALS

The Seller has requested the Purchaser to agree to amend certain provisions of the Existing Mortgage Loan Repurchase Agreement, as set forth in this Amendment. The Purchaser is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

ARTICLE I

Definitions:

Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Mortgage Loan Repurchase Agreement.

ARTICLE II

Amendments to Section 1 of the Existing Mortgage Loan Repurchase Agreement:

Section 1 of the Existing Mortgage Loan Repurchase Agreement is hereby amended by deleting the definition of “Event of Default” in its entirety and substituting in lieu thereof the following new definition:

“‘Event of Default’: The occurrence of any of the following events: (i) an Act of Insolvency with respect to Seller or Parent Company; (ii) any representation or warranty made by Seller hereunder shall have been incorrect or untrue in any material respect when made or when deemed to have been made; (iii) Seller shall fail to perform, or shall admit to Purchaser its inability to, or its intention not to, perform any of its obligations hereunder or under the Electronic Tracking Agreement; (iv) an event or events shall have occurred resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Purchaser not being able to finance any Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; (v) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in the Purchaser not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; (vi) there shall have occurred a material adverse change in the “repo market” or comparable “lending market” or in the financial condition of the Purchaser which effects (or can reasonably be expected to effect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement; (vii) the Seller or any of the Seller’s Affiliates shall be in default beyond any applicable grace period under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party; (viii) the Seller shall fail to comply with the requirements of any of Section 7(h), Sections 11(a) through 11(c) (inclusive), Section 11(e), Section 11(h) through 11(j) (inclusive), Section 11(n) or Section 11(q); (viii)(a) the Seller shall fail to comply with the requirements of any of Section 11(k) through Section 11(m) (inclusive) or (b) the Seller shall fail to comply with the requirements on any other subsection in Section 11 (other than those specifically enumerated in preceding clause (vii) or (viii)(a)), and such default shall continue unremedied for a period of three Business Days; (ix) if the Purchaser has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and the Purchaser (or the Custodian as its designee) shall not have received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded; (x) any materially adverse change in the Property, business, financial condition or prospects of the Seller or any of its Affiliates shall occur, in each case as determined by the Purchaser in its sole discretion, or any other condition shall exist which, in the Purchaser’s sole discretion, constitutes a material impairment of the Seller’s ability to perform its obligations under this Agreement or any other document in connection herewith; or (xi) the discovery by the Purchaser of a condition or event which existed at or prior to the execution hereof and which the Purchaser, in its sole discretion, determines materially and adversely affects: (a) the condition (financial or otherwise) of the Seller, its Subsidiaries or Affiliates; or (b) the ability of either Seller or Purchaser to fulfill its respective obligations under this Agreement.”

ARTICLE III

Amendments to Section 10 of the Existing Mortgage Loan Repurchase Agreement:

Section 10 of the Existing Mortgage Loan Repurchase Agreement is hereby amended by deleting clause (a)(xi) in its entirety and substituting in lieu thereof the following new clause (a)(xi):

“(xi) the aggregate Tangible Net Worth of Seller is not less than $18,000,000;”

ARTICLE IV

Amendments to Section 11 of the Existing Mortgage Loan Repurchase Agreement:

Section 11 of the Existing Mortgage Loan Repurchase Agreement is hereby amended by (i) deleting clause (k) in its entirety and substituting in lieu thereof the following new clause (k):

“(k) Seller shall maintain a Tangible Net Worth which shall be not less than the greater of (i) $18,000,000 measured on a quarterly basis (as at the end of each month) and (ii) (A) 85% of the Tangible Net Worth of Seller at the end of the most recently completed fiscal year of Seller plus (B) 90% of capital contributions made during such fiscal year plus (C) 50% of positive year to date net income.”

(ii) inserting the following clauses (q) and (r) immediately at the end thereof:

“(q) The Seller shall not at any time pay any fees to any Affiliate or declare or pay any dividend or distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Seller or any warrants or options to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Seller or any Subsidiary thereof, in each case without the prior written consent of the Purchaser; provided, however, that Seller may reimburse all reasonable service fees, but in any event not to exceed $1,260,875 per year, for services provided by or through its Affiliates pursuant to a written management agreement (the “Management Agreement”) with its Affiliates (a copy of which is attached as Exhibit A hereto) and pay all amounts owed in respect of Seller’s taxable income pursuant to a tax sharing agreement (the “Tax Sharing Agreement”) among the Seller and its Affiliates ( a copy of which is attached as Exhibit B hereto).

(r) The Seller shall not amend the Tax Sharing Agreement or any Management Agreement without the prior consent of the Buyer (other than with respect to amendments necessary to comply with changes to laws or regulatory requirements, and provided that notice of any such amendments shall be provided to the Buyer as soon as reasonably possible).”

ARTICLE V

Conditions to Effectiveness

This Amendment, and the modifications to the Existing Mortgage Loan Repurchase Agreement provided for herein, shall become effective on the date on which all of the following conditions have been satisfied:

1. Amendment. The Purchaser shall have received this Amendment, executed and delivered by a duly authorized officer of each party thereto.

2. Amendment to Purchase Agreement. The Purchaser shall have received the First Amendment to the Amended and Restated Mortgage Loan Purchase Agreement between Seller and Purchaser, executed and delivered by a duly authorized officer of each party thereto.

3. Consents, Licenses, Approvals, Etc. The Seller represents and warrants, that all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Seller of, and the validity and enforceability of, this Amendment, have been obtained and such consents, licenses and approvals are in full force and effect.

ARTICLE IV

Miscellaneous

1. No Other Amendments. Except as expressly amended hereby, the Amended and Restated Mortgage Loan Repurchase Agreement shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

2. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

3. Expenses. The Seller agrees to pay and reimburse the Purchaser for all of the out-of-pocket costs and expenses incurred by the Purchaser in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Purchaser.

4. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

UBS WARBURG REAL ESTATE SECURITIES INC.

By: Name Title:	/s/

By: Name: Title:	/s/

By: Name: Title:	/s/

CRESCENT MORTGAGE SERVICES, INC.

By: Name: Title:	/s/